SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant    / /
Filed by a Party other than the Registrant    /X/

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                           OEC COMPRESSION CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 DENNIS W. ESTIS
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:
/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                       SHAREHOLDERS PRESERVATION COMMITTEE

   Dennis W. Estis        Robert P. Gregory, Jr.          Don E. Smith
 3592 Waverly Circle       Gregory & Cook, Inc.          134 Smith Lane
Destin, Florida 32541   7575 San Felipe, Ste. 350   Columbia, Mississippi  39429
                          Houston, Texas 77063

                          Charles M. Butler, III
                              2121 Sage Road
                           Houston, Texas 77057
--------------------------------------------------------------------------------
                                                            May 13, 2000
Dear Fellow Stockholders:

      As shareholders of significant percentages of the outstanding common stock of OEC Compression Corporation, an Oklahoma corporation, we believe that if the Company is not the subject of a sale in the near future, management of the Company should be changed, beginning with the Board of Directors of the Company. During the past three years the Company has suffered a substantial decline in its financial performance, and that decline has been reflected in a substantial decline in the price of the Company's stock.

      We have formed a Shareholders Preservation Committee that has nominated eleven (11) individuals to be directors of the Company. Shareholders of record on May 8, 2000, will have the opportunity to vote for the nominees of the Preservation Committee, or the nominees of current management, at the annual meeting of shareholders to be held on June 13, 2000.

      In order to effect a change in the Company's senior management, we are soliciting proxies that will allow us to vote in favor of our nominees for directors of the Company. We will need your cooperation in executing a form of proxy or, alternatively, joining in the Shareholders' Agreement currently in place among the members of the Preservation Committee. Either course of action will result in the appointment of Dennis Estis as the proxy holder to vote in favor of the Preservation Committee's eleven nominees.

      Please read the attached Preliminary Proxy Statement carefully. It contains information about the individuals we have nominated as directors of the Company and the proposals we plan to introduce at the Annual Meeting. Thank you very much.

                                         Yours sincerely,

                                         The Shareholders Preservation Committee

                                         Dennis W. Estis

                                         Robert P. Gregory, Jr.

                                         Don E. Smith

                                         Charles M. Butler, III

           PRELIMINARY MATERIALS: SUBJECT TO COMPLETION, MAY __, 2000

                             SOLICITATION OF PROXIES
                          IN CONNECTION WITH THE ANNUAL
                             MEETING OF STOCKHOLDERS
                                       OF
                           OEC COMPRESSION CORPORATION
                                       AND
                       PROXY STATEMENT IN CONNECTION WITH
                          THE ANNUAL MEETING TO BE HELD
                                  JUNE 13, 2000

                             SOLICITATION STATEMENT
                                       OF
                       SHAREHOLDERS PRESERVATION COMMITTEE
                    3592 Waverly Circle, Destin Florida 32541
                                 (850) 650-5874

      The Shareholders Preservation Committee (the "Preservation Committee") is furnishing this Proxy Statement and the accompanying BLUE proxy card in connection with the solicitation of proxies for use at the annual meeting of shareholders of OEC Compression Corporation ("OEC" or the "Company") to be held at the offices of the Company on Tuesday, June 13, 2000 (the "Annual Meeting"), or at any postponement or rescheduling thereof. OEC is an Oklahoma corporation with offices located at 2501 Cedar Springs Road, Suite 600, Dallas, Texas 75201. The Preservation Committee is comprised of Dennis W. Estis ("Estis"), Robert P. Gregory, Jr., Don E. Smith, and Charles M. Butler, III.

       By executing a BLUE proxy card, a shareholder will designate Estis as agent of the Company's shareholders with authority to vote in favor of the Preservation Committee's eleven (11) nominees for director of the Company. In the event that the Preservation Committee's nominees are not placed in nomination and voted upon at the Annual Meeting, the proxies will allow Estis to vote to remove the current directors of the Company, provided that the Preservation Committee holds proxies for in excess of a majority of the shares outstanding and entitled to vote on May 8, 2000. Upon such an occurrence, the proxies would allow Estis to vote in favor of the Preservation Committee's nominees to fill the vacancies created by such a removal.

      The Preservation Committee requests that you sign, date and deliver the enclosed BLUE proxy card before June 9, 2000 (the "Target Date"), by personal delivery or by mail (using the enclosed postage prepaid envelope), to Estis, 3592 Waverly Circle, Destin Florida 32541. Copies of this Proxy Statement and the form of proxy are being mailed by the Preservation Committee to a limited group of shareholders of the Company on or about May ___, 2000.

      The Preservation Committee is not soliciting proxies generally but only from those shareholders known to it, most of whom have some prior relationship with members of the Preservation Committee or the Company.

      According to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, there were 28,986,711 shares of Common Stock outstanding as of March 30, 2000. The members of the Preservation Committee together are the beneficial owners of 9,268,463 shares, or approximately 31.9% of the outstanding Common Stock. Estis is the beneficial owner of 5,370,487 shares, or approximately 18.5% of the outstanding Common Stock; Mr. Gregory, 3,037,251 shares (10.5%), Mr. Smith, 716,559 shares (2.5%), and Mr. Butler, 144,166 shares (.5%).

      IMPORTANT NOTE: If your shares are held in the name of a brokerage firm, bank or other institution, only it can execute a proxy with respect to your shares of common stock and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for the proxy card to be signed representing your shares.

      For assistance or further information, please contact Dennis Estis at 3592 Waverly Circle, Destin, Florida 32541, (850) 650-5874 or (318) 348-0815.

                                  VOTING RIGHTS

      The Company's Board of Directors has fixed the close of business on May 8, 2000, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only holders of record of the shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on such matters as may properly come before the Annual Meeting or any adjournment thereof.

                          REASONS FOR THE SOLICITATION

      The members of the Preservation Committee have become increasingly concerned that neither the current management nor many of the current directors of the Company have the strategic vision required to lead the Company. Senior management is currently engaged in negotiations to sell the Company and its assets. The Preservation Committee believes that the Board should be restructured to exclude certain current Board members referred to generally as the "HACL Group Directors" in order to advance such a transaction on terms favorable to the Company, and in the event such negotiations are not successful, to lead the Company in going forward. The HACL Group Directors have presided over the management and control of the Company during the last three years as the financial position and stock price of the Company have declined drastically. The Committee, therefore, solicits your vote in favor of the Committee's nominees.

ELECTION OF DIRECTORS (ITEM ONE)

                              NOMINEES FOR DIRECTOR
                NOMINATED BY SHAREHOLDERS PRESERVATION COMMITTEE

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
      Under the Company's Bylaws, shareholders may nominate candidates for the Board of Directors. Estis, as Chair of the Preservation of Committee, nominated the eleven candidates described below on April 28, 2000.

      The Preservation Committee anticipates that if these nominees are elected, they will as the Company's Board consider fully and impartially all available options to maximize shareholder value, subject to their fiduciary duties as directors and general statutory standards applicable to any person serving as a director of an Oklahoma corporation.

      Set forth below are the name, age, business address, present principal occupation and business experience for the past five years of each of the nominees. Each nominee has consented to serve as a director.

                                                               NUMBER OF
                                                                SHARES
                                                              BENEFICIALLY       PERCENT
NAME                     AGE   BUSINESS ADDRESS                 OWNED (1)        OF CLASS
Charles M. Butler, III   57    2121 Sage Road                    144,166 (2)        *
                               Houston, Texas 77057

Dennis W. Estis          53    106 Comanche Trail              5,370,487 (3)     18.5%
                               West Monroe, Louisiana 71291

David E. Fite            50    400 Travis Street, Suite 903       31,100 (4)        *
                               Shreveport, Louisiana 71101

Robert G. Gregory        37    7575 San Felipe, Suite 350      3,037,251 (5)     10.5%
                               Houston, Texas 77063

Clifford S. Lewis        45    400 S. Boston, Suite 100           94,911 (6)        *
                               Tulsa, Oklahoma 74103

Robert H. McDaniel       53    P. O. Box 591392                   30,000            *
                               Houston, Texas 77259

James F. Reed, Jr.       55    5419 Pine Arbor                       -0-            *
                               Houston, Texas 77066

James A. Rowell, Jr.     74    509 Market Street, Suite            5,000 (7)        *
                               Shreveport, Louisiana 71101

Don E. Smith             52    134 Smith Lane                    716,559 (8)      2.5%
                               Columbia, Mississippi 39429

Robert G. Wonish         46    1100 Louisiana, Suite 5100            -0-            *
                               Houston, Texas 77002

D. Dale Wood             61    180 Joe Wimberley Blvd.               -0-            *
                               Wimberley, Texas 78676

----------------------------
* Beneficially owns less than one percent of the Company Common Stock.

(1) The nominee holds sole voting and investment power over his shares, unless otherwise indicated.

(2) Includes 29,166 shares which may be acquired by the exercise of presently exercisable options.
(3) Includes 6,666 shares which may be acquired by the exercise of presently exercisable options. All of Estis's shares are owned of record by The Mallard Partnership, LP, a limited partnership controlled by him.
(4) Includes 6,100 shares owned beneficially by Mr. Fite's spouse, his minor children, or relatives of his or his spouse living in his home.
(5) All of Mr. Robert G. Gregory's shares are owned of record by Gregory & Cook, Inc., a Delaware corporation. Robert G. Gregory's father, Robert P. Gregory, is the majority owner of Gregory & Cook, Inc. Robert G. Gregory is a minority owner and has shared voting power over these shares.
(6) Includes 63,332 shares which may be acquired by the exercise of presently exercisable options.
(7) All of Mr. Rowell's shares are owned of record by The Rowell Family Ltd. Partnership, a limited partnership controlled by him
(8) Includes 16,666 shares which may be acquired by the exercise of presently exercisable options. Also includes 12,000 shares that Mr. Smith owns as a custodian for his children, pursuant to the Uniform Gift to Minors Act.

      Mr. Butler has been a director of the Company since its inception in 1989. He is a self-employed attorney and financial and regulatory consultant in Houston. He has served as a Senior Vice President and Managing Director of Kidder, Peabody & Co., Inc. (1983 - 88); Chairman of the Federal Energy Regulatory Commission (1981 - 83); Administrative Assistant to Senator John Tower (1979 - 81); and Corporate Counsel to the American Natural Service Company (1976 - 79). Since 1990, he has served on the board of Piedmont Natural Gas Company, Incorporated, a natural gas utility company based in North Carolina. Mr. Butler holds a Bachelor of Arts in economics with honors from the University of Houston and a J.D. with honors from the University of Texas.

      Mr. Estis became a director of the Company in August of 1997 in connection with the Company's acquisition of Ouachita Energy Corporation. Prior to the acquisition, Mr. Estis was President and Chief Executive Officer of Ouachita.
He founded Ouachita in 1976. Mr. Estis is the President of Bayland Industries, LLC (106 Comanche Trail, West Monroe, Louisiana 71291), a construction barge company. Mr. Estis holds a Bachelor of Science in Chemical Engineering and an M.B.A. from Louisiana State University. His principal business address is 106 Comanche Trail, West Monroe, Louisiana 71291.

      Mr. Fite is the president and sole stockholder of Fite Oil & Gas, Inc. (400 Travis Street, Suite 903, Shreveport, Louisiana 71101), an oil and gas production company located in Shreveport, Louisiana. He has been the sole stockholder of that company since its inception in the early 1980s. Mr. Fite's principal business address is 400 Travis Street, Suite 903, Shreveport, Louisiana 71101.

      Mr. Gregory is the president of Gregory & Cook, Inc. (7575 San Felipe, Suite 350, Houston, Texas 77063), a general contractor in the oil, gas and petrochemical industries. He has held a variety of positions since he joined Gregory & Cook, Inc. in 1995. Mr. Gregory also serves on the board of Unified Office Inc., an Internet-based technology services company. His principal business address is 7575 San Felipe, Suite 350, Houston, Texas 77063.

      Mr. Lewis is Chief Financial Officer and Vice President of both Hawkins Oil & Gas, Inc. and Hawkins International, Inc (400 S. Boston, Suite 1000, Tulsa, Oklahoma 74103). Hawkins Oil & Gas is in the oil and gas production and distribution business. Hawkins International is an energy development company. Mr. Lewis has served as a director of the Company since 1989. His principal business address is 400 S. Boston, Suite 1000, Tulsa, Oklahoma 74103.

      Mr. McDaniel is a business consultant with McDaniel Enterprises (P.O. Box 591392, Houston, Texas 77259), a company that specializes in investments. He was previously the co-owner and President of Tech-Quip, Inc., a manufacturers representative and distributor of industrial equipment. Mr. McDaniel's principal business address is P.O. Box 591392, Houston, Texas 77259.

      Mr. Reed is the President and sole proprietor of The Reed Group (5419 Pine Arbor, Houston, Texas 77066), a consulting firm that provides consulting services to clients in energy-related services and products. He is also the Chief Financial Officer and a director for Contain-Care International, Inc. (500 Mayo Shell Road, Galena Park, Texas 77547), an off-dock marine container inspection, repair and storage company. He is a consultant in finance and accounting matters for Champion Window, Inc. He provides strategic planning services to CRC-Evans Pipeline International, Inc. and to United Industrial Services, Inc. Mr. Reed is also a director of International Testing Services, Inc., which provides non-destructive radiographic and ultrasonic inspection services to the refinery and petrochemical market, primarily in the Texas Gulf Coast region. Mr. Reed's principal business address is 5419 Pine Arbor, Houston, Texas 77066.

      Mr. Rowell is a Partner and Principal in PAR Minerals Corporation (509 Market Street, Suite 300, Shreveport, Louisiana 71101), an oil and gas exploration and production company located in Shreveport, Louisiana. Prior to 1997, he was President of PAR Minerals. His principal business address is 509 Market Street, Suite 300, Shreveport, Louisiana 71101.

      Mr. Smith has served as a director of the Company since June 1993 and is currently a rancher. He also is President and principal owner of Smith Machine Works, Inc. (214 South High School Ave., Columbia, Mississippi 39429), a compression repair services company that repairs compressors for, among others, the Company and is Vice-President and principal owner of Laird Construction, Inc. (P.O. Box 563, Columbia, Mississippi 35429). Mr. Smith founded and was President of Mid-South Compressors, Inc. and its successor in Columbia, Mississippi from 1985 to 1996. Mid-South Compressors, Inc. became a wholly owned subsidiary of the Company in 1993 and was merged into Equity Compressors, Inc. another wholly owned subsidiary of the Company in 1995. Mr. Smith served as President of Equity Compressors until December 1997. Mr. Smith's principal business address is 134 Smith Lane, Columbia, Mississippi 39429.

      Mr. Wonish is the Executive Vice President and Chief Operating Officer of PANACO, Inc. (1100 Louisiana, Suite 5100, Houston, Texas 77002), an oil and gas exploration and production company. Between 1997 and May 1999, he was a Senior Vice President of PANACO. Prior to PANACO, he was an engineer with Amoco in 1975, managed field projects with Texas International Petroleum Company, was Production Manager for Cliffs Drilling Company from 1980 to 1984. He performed many duties for Ladd Petroleum from 1984 to 1990, culminating in the position of District Superintendent for the Gulf Coast Region. Between 1990 and 1992, he provided consulting services for drilling, completion and production operations to various oil and gas exploration and production companies. He began working for PANACO as an engineer in 1992. Mr. Wonish received his Bachelor of Science in Mechanical

Engineering from the University of Missouri-Rolla. His principal business address is 1100 Louisiana, Suite 5100, Houston, Texas 77002.

      Mr. Wood is a consultant with Weatherford Enterra International (515 Post Oak Blvd. Suite 500, Houston, Texas 77027), and the owner of The Dale Wood Company (180 Joe Wimberley Boulevard, Wimberley, Texas 78676). He previously was the Chairman, President and Chief Executive Officer of Enterra before it merged with Weatherford International. He is Chairman of the Board of CRC-Evans Pipeline International, Inc. (10700 E. Independence, Tulsa, Oklahoma 74150), which specializes in the manufacture, sale and rental of pipeline and automatic welding equipment used in pipeline construction. He is the Chairman of the Board of Container Care International, Inc. (500 Mayo Shell Road, Galena Park, Texas 77547), which specializes in the cleaning, repair and storage of shipping containers. Mr. Wood serves on the Board of Drilltec Inc., a company specializing in the manufacture and sale of thread protectors for tubular pipe used in oil and gas production drilling. His principal business address is 180 Joe Wimberley Boulevard, Wimberley, Texas 78676.

REMOVAL OF THE INCUMBENT DIRECTORS, IF THE COMMITTEE'S NOMINEES ARE NOT PLACED IN NOMINATION AT THE MEETING (ITEM TWO)

      The Bylaws of the Company provide that the chairman of the annual meeting can declare a director nomination to be defective if such nomination is not made in accordance with the procedures described in the Bylaws. In such event, the nomination is disregarded. The Bylaws of the Company also provide that any director may be removed from office, either with or without cause, at any time by the holders of a majority of the shares entitled to vote at any election of directors at any shareholders' meeting. Upon the removal of a director, the shareholders (and not the remaining directors) shall elect a director to replace such removed director at the same shareholders' meeting at which such removal took place or at a subsequent shareholders' meeting.

      In the event that the Preservation Committee's nominees are disqualified and not placed in nomination at the annual meeting, the Preservation Committee asks that you vote FOR item two on the BLUE proxy card, which would allow Estis to vote to remove the current directors of the Company. Upon such an occurrence, the proxies would allow Estis to vote in favor of the Preservation Committee's nominees to fill the vacancies created by such a removal; provided that the Preservation Committee holds proxies for in excess of a majority of the shares outstanding and entitled to vote on May 8, 2000.

                              DIRECTOR COMPENSATION

      According to the Company's proxy statement for its 1999 annual meeting, directors who are not also employees are paid an annual retainer fee of $6,000, payable quarterly, plus an additional payment of $500 for each directors' and committee meeting attended in person or via telephone conference call. From time to time, non-employee directors have also been granted options for Common Stock under the Director Stock Option Plan.

      The Director Stock Option Plan was adopted by the Board of Directors on March 27, 1996, and approved by the shareholders on May 29, 1996, and became effective on the date of its approval by the Company's stockholders. Under the Director Stock Plan, non-qualified stock options may be issued to non-employee directors of the Company. An aggregate of 250,000 shares of common stock are reserved for issuance upon the exercise of options granted under the Director Stock Plan. The Director Stock Plan provides for the automatic grant to eligible directors of an option to purchase either (i) 50,000 shares of common stock, if such eligible director had been an employee of the Company at any time, or (ii) 17,500 shares of common stock, if such eligible director had never been an employee of the Company. On each anniversary of each eligible director's election to the Board for the term as a director which he or she is currently serving, each such director will be granted an option to purchase 6,666 shares of common stock. In addition, upon an eligible director's initial election or appointment to the Board, such director will receive the grant of an option to purchase 10,000 shares of common stock. The Director Stock Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and the options are not considered "incentive stock options," as such term is defined in Internal Revenue Code Section 422A.

      The Preservation Committee expects that each of its nominees, if elected, will receive the Company's regular directors' compensation and will be indemnified for his services as a director of the Company to the same extent indemnification is available to directors of the Company under the Company's Articles of Incorporation. In addition, it expects that, upon election, such nominees will be covered by the Company's officer and director liability insurance, assuming the Company has in effect a standard officer and director insurance policy.

          INFORMATION REGARDING NOMINEES CURRENTLY SERVING AS DIRECTORS

      Messrs. Butler, Estis, Lewis, and Smith currently serve on the Company Board. Mr. Butler currently serves on the Executive, Audit and Human Resources Committees. Mr. Lewis has been a member of the Audit Committee since May of 1999. All have attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees of the Board on which each director served.

      Messrs. Butler, Estis, Lewis and Smith have received compensation for their service as directors, as described above under the heading "Director Compensation." From time to time, they have been awarded options under the Director Stock Option Plan. Mr. Butler holds options to acquire 29,166 shares from the Company at various exercise prices ranging from $.5625 to $2.31 per share that were granted in 1996, 1997, and 1998. Mr. Estis holds an option to acquire 6,666 shares at an exercise price of $1.375 per share that was granted in May 1999. Mr. Lewis holds options to acquire 63,332 shares from the Company at various exercise prices ranging from $.5625 to $2.3125 per share that were granted in 1996, 1997, 1998, and 1999. Mr. Smith holds an option to acquire 10,000 shares at an exercise price of $2.31 per share that was granted in May 1997 and an option to acquire 6,666 shares at an exercise of $2.188 per share that was granted in June 1998. All options granted were for a term of forty years.

          REASONS FOR ELECTING PRESERVATION COMMITTEE DIRECTOR NOMINEES

      The Preservation Committee believes that its nominees offer precisely the kind of experience and judgment that holders of Common Stock of the Company need to enhance the value of their investment in OEC. In the view of the Preservation Committee, the Company's history does not suggest that OEC is a well-managed company whose affairs are overseen by a capable, independent Board of Directors. The Committee believes that the current problems justify the step of electing truly independent directors, even if those candidates do not have the current management's support.

      Based on the Company's disclosure contained in its proxy statement for the 1999 annual shareholder meeting, the Preservation Committee understands that HACL, Ltd. ("HACL"), a Texas limited partnership and significant holder of the Company's Common Stock, believes that it has the right under its October 16, 1996 Stock Purchase Agreement with the Company to require that the Company include among its nominees for the Board a sufficient number of persons designated by HACL such that the percentage of directors proposed to be composed of HACL's designees is approximately proportionately equal to HACL's percentage ownership of the outstanding Common Stock. Neither the Company nor its stockholders are obligated under the foregoing provision to vote for or elect HACL's nominees designated under this foregoing provision.

      The Preservation Committee does not believe that the current Board of Directors of the Company can be relied upon to exercise the sort of effective oversight that is needed to protect adequately the interests of OEC's shareholders.

THE COMMITTEE THEREFORE ASKS THE HOLDERS OF OEC COMMON STOCK TO VOTE FOR ITS NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

                                VOTING PROCEDURES

      The Company's proxy statement and proxy card include the names of our nominees for director. Even if you have already returned a proxy to the Company using the Company's proxy card, you can still cast your vote for any or all of our nominees by voting FOR Item One and signing and returning the enclosed BLUE proxy card. See the discussion in "Revocation Rights" below.

      The presence, in person or by proxy, of the holders of shares of OEC Common Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Oklahoma law, abstentions and broker non-votes (i.e., shares held in street name as to which the broker, bank or other nominee has no discretionary power to vote on a particular matter, has received no instructions from the persons entitled to vote such shares and has appropriately advised the Company that it lacks voting authority) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A plurality of the votes present, in person or by proxy, is necessary for the election of directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may not be specified in the election of directors.

      A stockholder may, with respect to each other matter specified in the notice of meeting, (I) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. An affirmative vote of a

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
majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the other matters presented. Shares represented by proxies that are marked "ABSTAIN" on such matters and proxies relating to broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. Such shares, however, will not be treated as shares voting and therefore will not affect the outcome of the vote on such matters. Unless otherwise directed on the enclosed BLUE proxy card, as more fully described below, Estis, as Chair of the Preservation Committee, will vote FOR each of the Preservation Committee's nominees to serve as eleven of the directors of the Company.

      The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on the card. With regard to Item One, you may vote FOR the election of all of our nominees, or you may withhold authority to vote for the election of one or more of such nominees by lining through or otherwise striking out the name of any nominee on the BLUE proxy card. It will not be possible to use the BLUE proxy card to vote for the election of the director candidates nominated by the Company. In the event that any of the Preservation Committee's nominees for director are not placed in nomination and voted upon at the Annual Meeting, voting FOR Item Two will authorize Estis to consider and vote upon a proposal to remove any or all of the incumbent directors of the Company.

      According to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, there were 28,986,711 shares of Common Stock outstanding as of March 30, 2000. Based on such number and the fact that the Preservation Committee members together own 9,215,965 shares of Common Stock (excluding options), proxies from holders of an aggregate of at least 5,277,391 shares of Common Stock in addition to those controlled by the Preservation Committee will constitute an absolute majority of the shares outstanding. While only a plurality of votes is necessary to elect a director, an absolute majority would ensure the election of all eleven Preservation Committee nominees. Cumulative voting is not permitted under the Company's organizational documents.

                                REVOCATION RIGHTS

      Shareholders may revoke a proxy vote any time before the tally by (i) executing a later proxy card, (ii) appearing at the Annual Meeting to vote or
(iii) delivering written notice of revocation to the Preservation Committee, in care of Estis, at 3592 Waverly Circle, Destin, Florida 32541.

      Although a revocation is effective if delivered to the Company, the Preservation Committee requests that either the original or copies of all revocations of proxies solicited on BLUE proxy cards be mailed or delivered to it as set forth above, so that it will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received. The Preservation Committee will keep the content of all proxy cards it receives confidential from everyone except those working directly with us and our staff until the Annual Meeting, at which time our cards must be presented to the Company's tabulator in order to be counted.

                  SOLICITATION TO JOIN SHAREHOLDERS' AGREEMENT

      As an alternative to signing and returning the enclosed BLUE proxy card, a shareholder may execute a joinder to a shareholders' agreement that was entered into by each member of the Preservation Committee on April 27, 2000 and which is effective as of that date (the "Shareholders' Agreement"). The Shareholders' Agreement is incorporated herein by reference to Exhibit 1 to the Schedule 13D filed by the Preservation Committee on April 28, 2000, and is summarized below.

      This Shareholders' Agreement covers all of the shares of Common Stock that the members of the Preservation Committee own, as well as any additional shares they may acquire in the future (the "Shares"). The agreement grants Estis an IRREVOCABLE proxy to vote the Shares for the election and removal of directors at the next annual or special meeting of shareholders. Each member of the group also agreed not to (i) subject their Shares to any voting trust or agreement,
(ii) participate in any proxy solicitation other than as approved by Estis,
(iii) join any other "group" other than the Filing Group, (iv) act to influence the management of the Company other than as approved by Estis or (v) assist any other person to take any of such actions. Each member granted Estis a limited power of attorney to execute documents in connection with exercising the powers granted by the Shareholders' Agreement. The Shareholders' Agreement terminates either upon written agreement of at least two-thirds of the parties thereto, after the next election of directors, or on April 20, 2001. Shares sold in a bona fide sale are no longer subject to the Shareholders' Agreement. The members of the Preservation Committee have jointly filed a Schedule 13D with the SEC.

      Should a shareholder decide to grant Estis a proxy by executing a joinder to the Shareholder's Agreement, such proxy would be IRREVOCABLE. Shareholders interested in granting Estis a proxy in this manner should contact him at 3592 Waverly Circle, Destin Florida 32541, or by telephone: (850) 650-5874 or (318) 348-0815.

                        PARTICIPANTS IN THE SOLICITATION

      The members of the Preservation Committee, along with the Preservation Committee's nominees for director, are all considered participants in this proxy solicitation under the SEC proxy rules. The SEC requires the Preservation Committee to make certain information available to shareholders of the Company with respect to any person who may be deemed a participant in this solicitation. With the exception of Robert P. Gregory, Jr., all of the members of the Preservation Committee are also nominees for the Company's Board of Directors. The business address, principal occupation and principal business of each of the nominees, including those nominees who are also members of the Preservation Committee, appear above under the heading "Nominees for Director." The number of shares of Common Stock owned, of record or beneficially, by each of such persons is also set forth above under the same heading, "Nominees for Director."

      Robert P. Gregory, Jr., the only member of the Preservation Committee who is not also a director nominee, is a citizen of the U.S. His business address is 7575 San Felipe, Ste. 350 Houston, Texas 77063. His residence address is 5777 Indian Circle, Houston, Texas 77057. He is Chairman and CEO of Gregory & Cook, Inc (7575 San Felipe, Ste. 350 Houston, Texas 77063), a general contractor in the oil, gas and petrochemical industries. He beneficially owns

3,037,251 shares of Common Stock, over which he has shared voting power and sole investment power. Gregory & Cook, Inc. is the owner of record of these shares. He is the father of Robert G. Gregory, a director nominee of the Preservation Committee.

      Each member of the Preservation Committee has entered into an Agreement to Share Expenses effective April 27, 2000. This agreement provides that each party will pay its pro rata portion (based on its percentage of all the parties' stock ownership in the Company) of legal, printing, solicitation and other costs reasonably incurred in connection with the nomination of directors for election to the Board of Directors of the Company and the solicitation of proxies in favor of such nominees. Estis will receive all invoices for expenses, have the invoices reviewed and approved by Robert P. Gregory, Jr., and then invoice and collect the appropriate amounts from the other parties to the agreement.

      Except as set forth above and under the heading "Solicitation To Join Shareholders' Agreement," no participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant.

      Except as set forth below under the heading "Certain Relationships and Interest in Certain Transactions", no participant or any associate of any participant (i) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, (ii) has any arrangement or understanding with any person with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (iii) had during the last fiscal year any direct or indirect material interest with respect to any, or has any such interest with respect to any currently proposed, transaction or series of similar transactions in which the amount involved exceeds $60,000 and to which the Company or any of its subsidiaries was or is to be a party.

           CERTAIN RELATIONSHIPS AND INTEREST IN CERTAIN TRANSACTIONS

      On August 6, 1997, the Company consummated the acquisition of all of the stock ownership of Ouachita Energy Corporation and the acquisition of substantially all of the assets of two affiliated companies (LLC, partnership) (collectively referred to herein as the "Ouachita Companies") for 7.6 million shares of Common Stock and the payment in cash or assumption of debt of $24 million. Dennis Estis was the principal stockholder of the Ouachita Companies. Following the closing of such transaction, Mr. Estis was elected to the Board of Directors of the Company.

      Between August 1997 and until November 1998, Estis held his Company shares for investment only. However, as a result of disagreements with management over the direction of the Company, Estis decided to review his investment objectives if other significant shareholders were also concerned about their investment in the Company. Estis entered into a shareholders' agreement with certain other shareholders and formed a "group" that was subsequently dissolved when the agreement described below was entered into. Estis obtained proxies from two other shareholders and delivered a letter to the Board of Directors of the Company dated November 10, 1998 indicating that Estis was contemplating a proxy contest to remove and replace certain directors and executive officers of the Company. Estis also demanded to inspect the corporate records of the Company.

      On November 10, 1998, Estis and the two other shareholders also filed a lawsuit against the Company and certain directors and executive officers in state court in Oklahoma County, Oklahoma. This lawsuit was never served on the other parties. Following discussions between the Company and Estis, the parties decided to resolve the issues raised by the November 10 letter and the lawsuit and to avoid the necessity of a proxy contest. On December 16, the Company, Estis and the two other shareholders entered into a Settlement Agreement. Among other things, the Settlement Agreement (i) prohibited Estis from participating in any proxy solicitation relating to actions that were contemplated in the November 10 letter to the Board, (ii) required termination of the proxies granted to him by the two other shareholders, (iii) required dismissal of the lawsuit, (iv) provided for a broad mutual release of claims between the parties,
(v) provided for a "standstill" agreement until June 30, 1999 (subject to extension or reinstatement as described below) prohibiting Estis from participating in enumerated actions relating to control of the Company and (vi) required the Company to reimburse Estis for his out-of-pocket expenses up to $35,000. As a result of the Settlement Agreement, the HACL and Energy Investor Groups agreed to vote in favor of Estis as a director at the 1999 annual shareholders meeting.

      The Company also agreed to use its best effort to sell or assist Estis to sell at least one-half of his shares of Common Stock at $2.00 or more per share. If such a sale is not completed prior to June 30, 2000, then Estis's non-competition agreements shall be terminated. If the sale by Estis occurs prior to December 31, 2001, then the standstill agreement described above will be extended or reinstated, as the case may be, through December 31, 2001. As a result of the Settlement Agreement, Estis was terminated as chief operating officer of the Company. Upon the sale of one-half of his common stock, Estis also agreed to resign as a director of the Company.

      In January of 1998, the Company exchanged 286,976 shares of Common Stock for the cancellation of approximately $699,000 of indebtedness owed by the Company to Mr. Estis and an affiliated company.

       In February 1999, Mr. Estis purchased an aircraft from the Company (valued at $290,000 by independent appraisers) in exchange for delivering a yard truck (valued at $27,000) and 175,333 shares of Common Stock (which at the time were valued at $1.50/share) to the Company.

      Mr. Estis has a note payable to the Company resulting from an arbitration agreement settled in early 1998. The note carries an interest rate of 6.5% and is due upon the sale of Mr. Estis's Common Stock. The amount owed (principal and interest) as of December 31, 1999 was $251,218.38.

      PAR Minerals Corporation, of which Mr. Rowell is the principal owner, has a monthly compressor rental on multiple units from the Company for the calendar year 1999, with rents totaling $304,632.04.

      Smith Machine Works, Inc., of which Mr. Smith is the principal owner, was purchased from Ouachita Energy Corporation on December 31, 1997 for $285,000 plus the cost of inventory. As part of this agreement, Ouachita Energy agreed to lease from Smith Machine Works office and yard space for $950 per month for 36 months. Smith Machine Works has provided compression repair services to the Company during calendar year 1999. Smith Machine Works Inc. received a total of $509,931 for such repairs. As of April 26, 2000, the Company's balance owed to Smith Machine Works was $25,563.

      PANACO, Inc., for which Mr. Wonish is an Executive Vice President and Chief Operating Officer, has rented three compressors from the Company under two separate contracts. The first contract, executed in June 1998, calls for rental payments of $9,800 per month for 18 months. The second contract, executed in July 1998, calls for rental payments of $20,500 per month for 36 months.

      Fite Oil & Gas, Inc., of which Mr. Fite is the sole stockholder, obtains contract compression service for its wells from the Company. Fite Oil & Gas, Inc. intends to lease compression services from the Company. Currently, two compressors are leased on a month-to-month basis for approximately $7,500 per month.

      The participants to this solicitation anticipate that if the Preservation Committee's nominees are elected, some of the participants may be employed by the Company, including Dennis Estis as President and Chief Executive Officer.

      The table below details the recent trading history of Common Stock by participants to this solicitation. All shares that were purchased were purchased with the personal funds of the participant.

                       OEC COMMON STOCK PURCHASED OR SOLD

                                  PURCHASED       DATE OF      NUMBER
         PARTICIPANT NAME          OR SOLD      TRANSACTION   OF SHARES

       David E. Fite              Purchased       01/26/98       2,000
                                  Purchased       06/12/98       1,000
                                  Purchased       06/29/98       1,000
                                  Purchased       07/02/98       1,000
                                  Sold            12/12/99      29,000

       Don E. Smith               Sold            05/22/98      20,000
                                  Sold            05/26/98       3,000
                                  Sold            05/27/98       5,000
                                  Sold            05/28/98      20,000
                                  Sold            06/03/98      16,000

       Robert G. Wonish           Sold            03/31/00      15,675
                                  Sold            04/05/00       6,870
                                  Sold            04/10/00         600

       Robert H. McDaniel         Purchased       01/14/98       8,000
                                  Purchased       10/27/98       2,000

                                THE SOLICITATION

      The entire cost of the solicitation of proxies by the Preservation Committee will be borne by the members of the Preservation Committee. The Preservation Committee intends, however, to seek reimbursement from the Company for these expenses if the Preservation Committee nominees are elected to the Board of Directors, and such reimbursement will not be submitted to a vote of the shareholders of the Company. The Preservation Committee estimates that total expenditures relating to such solicitation will be approximately $_______ of which approximately $______ has been expended to date.

      Proxies will be solicited by mail, advertisement, telephone, and in person. Nominees and the other persons identified as Participants herein may, without additional compensation, make solicitations through personal contact or by telephone, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send solicitation materials to their principals. The Preservation Committee will reimburse any such persons for their reasonable expenses.

                                    IMPORTANT

      If your shares are registered in the name of a brokerage firm, bank, bank nominee or other institution, only it can execute a proxy for such shares and only after receiving your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the proxy card. If you have any questions or need assistance contact:

                                  Dennis Estis
                   3592 Waverly Circle, Destin, Florida 32541
                   Telephone: (850) 650-5874 or (318) 348-0815


                              AVAILABLE INFORMATION

      The Securities and Exchange Commission allows a proxy solicitor to "incorporate by reference" into a Proxy Statement. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information modified or superseded by information in (or incorporated by reference in) this Proxy Statement. This Proxy Statement incorporates by reference the document set forth below that has been previously filed with the Securities and Exchange Commission.

OEC COMPRESSION CORPORATION, SECURITIES AND EXCHANGE COMMISSION FILINGS (FILE NO. 005-41316)

1.    Schedule 13D, filed by the Preservation Committee on April 28, 2000.

      The Preservation Committee will provide, without charge, a copy or the document incorporated by reference in this Proxy Statement (other than exhibits to this document, unless the exhibits are specifically incorporated by reference in such documents). You may obtain the document incorporated by reference in this Proxy Statement by requesting it in writing or by telephone from the Preservation Committee, c/o Dennis Estis, 3592 Waverly Circle, Destin, Florida 32541; Telephone: (850) 650-5874 or (318) 348-0815. This document is also available online through EDGAR, which is located on the SEC's public access website at HTTP://WWW.SEC.GOV.

                              PLEASE ACT PROMPTLY -
                    SIGN, DATE AND MAIL THE PROXY CARD TODAY!

PRELIMINARY COPY--FOR THE INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                           OEC COMPRESSION CORPORATION
                       2000 ANNUAL MEETING OF SHAREHOLDERS

        THIS REVOCABLE PROXY TO VOTE FOR A SLATE OF DIRECTORS AT AN ANNUAL MEETING OF SHAREHOLDERS OF OEC COMPRESSION CORPORATION (THE "COMPANY") IS SOLICITED BY DENNIS W. ESTIS, ROBERT P. GREGORY, JR., CHARLES M. BUTLER, III, AND DON E. SMITH (COLLECTIVELY, THE "PRESERVATION COMMITTEE").

        Each of the undersigned hereby constitutes and appoints Dennis W. Estis, with full power of assignment and substitution, the proxy and agent of each of the undersigned (such proxies and agents, together with each substitute appointed by any of them, if any, collectively, the "Designated Agents") in respect of all shares of Common Stock, par value $.01 per share, of the Company owned by the undersigned to do any or all of the following at the annual meeting to be held June 13, 2000, or any adjournment thereof, to which each of the undersigned hereby consents:

ITEM ONE:

VOTE FOR all nominees listed below,      WITHHOLD AUTHORITY to vote for all
except as marked to the contrary         nominees listed below.
(if any).

            [____]                                   [____]


Nominees: Charles M. Butler, III, Dennis W. Estis, David E. Fite, Robert G. Gregory, Clifford S. Lewis, Robert H. McDaniel, James F. Reed, Jr., James A. Rowell, Jr., Don E. Smith, Robert G. Wonish, and D. Dale Wood

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME IN THE ABOVE LIST).

ITEM TWO:

To consider and vote upon a proposal to remove any or all of the incumbent directors of the Company in the event that the nominees of the Preservation Committee are not placed in nomination and voted upon at the annual meeting of shareholders to be held on June 13, 2000.

FOR   [____]      AGAINST     [____]      ABSTAIN     [____]



                                          Dated:


                                          (Signature)

                                          (Title)

                                          (Signature if held jointly)

                                      Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.

This proxy expires eleven (11) months from the date of execution.

          PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.